UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

ON THE MOVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-168530	27-2343603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 N. Green valley Parkway, Suite 200 Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-990-3271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2017, On the Move Systems Corp  (the “Registrant” or “Company”) closed on a Share Purchase Agreement with Capital Venture Holdings LLC, a Wyoming Limited Liability Company (“LLC”) whereby the Company issued LLC 1,000 shares of Series F Preferred stock, representing all of the issued and outstanding shares of Series F to LLC in consideration for $5,000. Mr. Garett Parsons, an individual, is the sole and managing member of LLC.

In connection with the foregoing, the Company relied upon the exemption from registration under the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission thereunder, in reliance upon Section 4(a)(2) thereof and Regulation D thereunder.

To the extent required by Item 1.01 of Form 8-K, the information provided in response to Item 3.03 of this report is incorporated by reference into this Item 1.01.

The above description of the Share Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

On February 8, 2017, the Company filed a Certificate of Designation for its Series F Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series F Preferred Stock (“Series F”). The shares of Series F shall have a par value of $0.001 per share. The shares of Series F do not have any dividend rights, liquidation rights and are not redeemable. convertible into shares of common stock.   The Series F have conversion rights as follows:

(a)   Each share of Series F may be converted at any time following issuance into a number of fully paid and non-assessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion by two and 22 100ths (2.22) and dividing the result by 1,000 (Conversion Price”).

For so long as any shares of the Series F Preferred Stock remain issued and outstanding, the vote of a majority of the Series F holders shall be required for the following: (a) altering or changing the rights, preferences, or privileges of any class of shares; (b) issuing any shares of any class of the Company’s stock; and (c) increasing the number of authorized shares of any class of the Company’s stock.

To the extent required by Item 3.03 of Form 8-K, the information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

On February 7, 2017, Panama Iphone Inc. (“Panama”), a significant shareholder of the Company, transacted for the sale (“Sale”) to Mr. Parsons, of 1,000,000 shares of Series E Preferred Stock held by Panama, representing all of the issued and outstanding shares of Series E Preferred Stock (“Series E”). The Series E are restricted securities. The Series E have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock. As a result of the Sale and upon closing, Mr. Parsons shall have 66.67% of the voting power of all shareholders at any time corporate action requires a vote of shareholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On February 16, 2017, Mr. Robert Wilson resigned in all officer capacities from the Company, and Mr. Parsons was appointed as Chief Executive Officer, Chief Financial Officer, President and Secretary. The resignation was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.

Effective upon the 10th day after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended (“Appointment Date”), Mr. Wilson will automatically resign as sole director. On such Appointment Date, Mr. Parsons will be appointed as the Company’s director.

Mr. Garett Parsons Age 34, Chief Executive Officer, Chief Financial Officer, President and Secretary

Background of Mr. Garett Parsons

With over 10 years of financial consulting for both private and public equity markets, Mr. Parsons has much experience in the field of asset valuation, funding structures and public release document generation. His education includes a Bachelor of Arts in Political Science/ Economics from California State University Sacramento, Sacramento, Ca. and Associate of Arts in Liberal Studies/ Business San Joaquin Delta College and West Hills College, Stockton/ Coalinga Ca.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Parsons is a party in connection with his appointments at the Company.

The following table sets forth certain information as of February 16, 2017 and gives effect to the above described transaction, with respect to the holdings of: (i) each of our current directors and named executive officers, (ii) each of the individuals who will be appointed as directors of Company on the Appointment Date, and (iii) all directors and executive officers as a group, including the new directors. Other than those individuals named below, no holder owns 5% or more of Company’s common stock. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein owns the shares directly and has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is the address of the Company. The information below is based on a total of 16,018,844 shares of the Company’s common stock outstanding as of February 16, 2017.

Name of Beneficial Owner	Number of Shares Held	% of Common shares	% of Series E Preferred shares	% of Series F Preferred shares	% of voting Control of the Company
Garett Parsons (1)	1,000,000 Series E Preferred Shares	_______	100%	_______	66.67%
Capital Venture Holdings LLC (2)	1,000 Series F Preferred Shares	_______	_______	100%	_______
Robert Wilson (3)	0	0	0	0	0
Officers and Directors as a group (2)	1,000,000 Series E Preferred Shares 1,000 Series F Preferred Shares	0	100%	100%	66.67%
Panama Iphone Corp.	1,684,467	0	0	0	10.52%

________________________

(1) To be effective at closing which shall occur ten days after the filing and dissemination of the Schedule 14f -1 Information Statement.

(2) Mr. Parsons is the sole member of Capital Venture Holdings LLC and is thus deemed beneficial owner of the shares.

(3) As of the date of this filing, Mr. Wilson serves as our sole director. Ten days after the filing and dissemination of the Schedule 14f -1 Information Statement, Mr. Wilson will resign as a director and Mr. Parsons will be appointed director of the Company.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Parsons is a party in connection with his appointments at the Company.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement dated January 31, 2017 and entered into between the Company and Capital Venture Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 22, 2017	On the Move Systems Corp.

By: /s/ Robert Wilson
Robert Wilson
Chief Executive Officer